FORWARD AIR CORPORATION SUBSIDIARIES Jurisdiction of Incorporation Forward Air Corporation Tennessee  Central States Logistics, Inc. Illinois  Omni Management Holdings, LLC Delaware  Clue Parent Merger Sub LLC Delaware  Clue Opco LLC Delaware  Forward Air, LLC Tennessee  Forward Air Tech. & Logistics Srvcs, LLC Tennessee  Forward Air Royalty, LLC Delaware  Forward Air Services, LLC Delaware  FACSBI, LLC Delaware  Towne Holdings, LLC Delaware  Synergy Cargo Logistics, Inc. California  TAF, LLC Indiana  Towne Air Freight, LLC Indiana  FAF, LLC Tennessee  TQI Holdings, LLC Delaware  Forward Air Logistics Srvcs, LLC Michigan  TQI LLC Delaware  Central States Trucking LLC Delaware  Omni Newco, LLC Delaware  Omni Parent, LLC Delaware  Omni Intermediate Holdings, LLC Delaware  Omni Holdco, LLC Delaware  Omni Logistics, LLC Delaware  Omni Logistics (Japan) Co., Ltd. Japan  Omni All In (Singapore) Pte. Ltd. Singapore  Omni Logistics (Hong Kong) Ltd. Hong Kong/PRC  Omni Logistics (Chengdu) Ltd. PRC  Omni Logistics (Shanghai) Co., Ltd. PRC  Omni Logistics (Shenzhen) Ltd. PRC  Omni Logistics (Zhengzhou) Ltd. PRC  Trinity Logistics (H.K.) Company Ltd. Hong Kong/PRC  Trinity Logistics Viet Nam Inc Co., Ltd Vietnam  Trinity Logistics (Shanghai) Co., Ltd PRC  TL World (Pvt.) Ltd. Sri Lanka  Air & Ground Logistics (H.K.) Ltd. Hong Kong/PRC  Air & Ground Logistics (Taiwan) Ltd. Taiwan  Air & Ground Logistics (Vietnam) Co., Ltd. Vietnam  Air & Ground Logistics (China) Ltd. PRC  Air & Ground Logistics Pte. Ltd. Singapore  A&G World Inc. Philippines  Omni Philippines Freight Services, Inc. Philippines

 Omni Trade Services, LLC Delaware  Omni All In (UK) Ltd. United Kingdom  Evolve Supply Chain Solutions LLC Delaware  Omni Logistics (Taiwan) Ltd. Taiwan  Trinity Logistics GmbH Germany  Epic Freight Solutions LLC Wyoming  Pacific Logistics, LLC Delaware  Omni Logistics (Malaysia) Sdn. Bhd. Malaysia  Air & Ground Logistics B.V. Netherlands  Omni Logistics Services (Malaysia) Sdn. Bhd. Malaysia  Omni Logistics (Thailand) Ltd. Thailand  Bigger, Farther, Faster, LLC Delaware  Omni Logistics Co., Ltd. South Korea  Canadian Omni Logistics Ltd. Canada  Trinity Logistics USA, Inc. New York  Ground Express Service, Inc. California  AG World Transport, Inc. California  AG Customs Brokerage, Inc. California  Trinity Logistics Worldwide Canada Inc. Canada  Millhouse Express Services, LLC Delaware  IVIA Services, LLC Delaware  Millhouse Mexico S. de R.L. de C.V. Mexico  Millhouse Logistics Services, LLC Delaware  Millhouse Romania SRL Romania  Omni Logistics (Peru) S.R.L. Peru  Mach 1 Global Services (India), LLC Delaware  Mach 1 Global Supply Chain Services India Private Ltd. India  Mach 1 Global Services (Indonesia), LLC Delaware  Mach 1 Air Services, LLC Delaware  Mach 1 Air Services (Mexico), LLC Delaware  Mach 1 Aero Servicios, S. de R.L. de C.V. Mexico  Mach 1 Servicios Administrativos, S. de R.L. de C.V. Mexico  Mach 1 Air Services (Hong Kong), LLC Delaware  Mach 1 Air Services (Hong Kong) Ltd. Hong Kong  Mach 1 Global Services (Hong Kong) Ltd. Hong Kong  Mach 1 Global Services (U.A.E.), LLC Delaware